UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2015

IKANOS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Explanatory Note

Ikanos Communications, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, originally filed on August 6, 2015 (the “Original Filing”), solely to re-file and replace the Agreement and Plan of Merger by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent, and the Company, dated as of August 5, 2015, filed as Exhibit 2.1 to the Original Filing to correct typographical errors. No other changes have been made to the Original Filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

2.1*	Agreement and Plan of Merger by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent, and Ikanos Communications, Inc., dated as of August 5, 2015.

99.1#	Tender and Support Agreement by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent, and each stockholder of Ikanos Communications, Inc. named therein, dated as of August 5, 2015.

99.2#	Press release issued by Ikanos Communications, Inc. dated August 6, 2015.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ Dennis Bencala
Dennis Bencala
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

2.1*	Agreement and Plan of Merger by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent, and Ikanos Communications, Inc., dated as of August 5, 2015.

99.1#	Tender and Support Agreement by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent, and each stockholder of Ikanos Communications, Inc. named therein, dated as of August 5, 2015.

99.2#	Press release issued by Ikanos Communications, Inc. dated August 6, 2015.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
#	Previously filed.